Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

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In re: OSH 1 Liquidating Corporation., et al., (f/k/a Orchard Supply Hardware Stores Corporation, et al.,[1] Debtors.		Chapter 11 Case No. 13-11565 (CSS) (Jointly Administered) Re: Dkt. No. 785 & 836

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER, (II) OCCURRENCE OF EFFECTIVE DATE UNDER DEBTORS’ MODIFIED FIRST AMENDED PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, (III) DEADLINE TO FILE REQUESTS FOR PAYMENT OF ADMINISTRATIVE CLAIMS, (IV) DEADLINE FOR PROFESSIONALS TO FILE FINAL FEE APPLICATIONS PURSUANT TO SECTIONS 328, 330 AND 503(B) OF THE BANKRUPTCY CODE AND (V) DEADLINE TO FILE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

PLEASE TAKE NOTICE that on November 12, 2013, the Debtors filed the Debtors’ First Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code [D.I. 717] (the “First Amended Plan”) and the Disclosure Statement for the Debtors’ First Amended Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the “First Amended Disclosure Statement”) [Docket No. 718].

PLEASE TAKE FURTHER NOTICE that on November 13, 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) held a hearing (the “Hearing”) on approval of the First Amended Disclosure Statement. On that date, the Bankruptcy Court entered the Order (I) Approving Disclosure Statement, (II) Approving Notice and Objection Deadline and Procedures for the Disclosure Statement Hearing, (III) Establishing Solicitation and Voting Procedures, (IV) Scheduling a Confirmation Hearing and (V) Establishing Notice and Objection Deadline and Procedures for Confirmation of the Proposed Plan [D.I. 724].

[1]	The Debtors are the following three entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses): OSH 1 Liquidating Corporation f/k/a Orchard Supply Hardware Stores Corporation (4109), OSH 2 Liquidating LLC f/k/a Orchard Supply Hardware LLC (3395) and OSH 3 Liquidating LLC f/k/a OSH Properties LLC (3391). On August 20, 2013, the Bankruptcy Court entered an order approving the sale of substantially all of the Debtors’ assets which provided, among other things, that the Debtors were required to cease using the “Orchard Supply Hardware” name after closing of the sale.

PLEASE TAKE FURTHER NOTICE that on December 6, 2013, the Debtors filed the Debtors’ Modified First Amended Plan of Liquidation Under Chapter 11 of the Bankruptcy Code [D.I. 785] (the “Plan”).2

PLEASE TAKE FURTHER NOTICE that on December 20, 2013, the Bankruptcy Court held a hearing on confirmation of the Plan. On that date, the Bankruptcy Court entered the Order Confirming the Debtors’ Modified First Amended Plan of Liquidation Under Chapter 11 of the Bankruptcy Code [D.I. 836] (the “Confirmation Order”).

PLEASE TAKE FURTHER NOTICE that on February 24, 2014, all conditions to the occurrence of the Effective Date set forth in the Plan and Confirmation Order were satisfied or waived in accordance therewith and the Effective Date of the Plan occurred.

PLEASE TAKE FURTHER NOTICE that pursuant to Article II.B of the Plan and the Confirmation Order, requests for payment of Administrative Claims, together with accompanying documentation, must be filed with the Bankruptcy Court on or before 5:00 p.m., prevailing Eastern time, on the first Business Day that is thirty (30) days after the Effective Date. Each holder of an Administrative Claim shall file with the Bankruptcy Court a request for payment of Administrative Claim (a) by mailing, hand delivering or delivering by courier service such request for payment of Administrative Claim to the Clerk of the Bankruptcy Court at 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801 or (ii) by using the Bankruptcy Court’s CM/ECF electronic filing system. The request for payment of an Administrative Claim will be timely filed only if it actually received by the Bankruptcy Court by 5:00 p.m., prevailing Eastern time, on such date.

PLEASE TAKE FURTHER NOTICE that all Professionals employed by the Debtors or the Creditors Committee in these Chapter 11 Cases, other than those Professionals who have been otherwise relieved of the requirement to file fee applications by prior orders of the Court, shall not be required to file a request for payment of any Administrative Claim on or before the Administrative Claims Bar Date for fees and expenses arising under sections 330, 331 or 503(b)(2-5) of the Bankruptcy Code, as such Professionals will instead file final fee applications as required by the Bankruptcy Code and the Bankruptcy Rules. All such Professionals shall file all requests for allowance of compensation and reimbursement of expenses pursuant to sections 328, 330 or 503(b) of the Bankruptcy Code for services performed and expenses incurred in these Chapter 11 Cases through the Effective Date by no later than sixty (60) days following the Effective Date. The U.S. Trustee, the Debtors, the Liquidation Trustee and the Creditors Committee shall have forty-five (45) days from the filing of such final fee applications to formally object to any such fee applications, and, in the event such formal objection is timely filed, the Court will schedule a hearing to determine all objections to such applications for final allowances of compensation or reimbursement of expenses under sections 328, 330 or 503(b) of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that any Claims created by the rejection of executory contracts or unexpired leases pursuant to Article VII.A of the Plan must be filed with the Bankruptcy Court and served on the Debtors, the Liquidation Trustee and the GUC Trustee

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

no later than thirty (30) days after service of notice of the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A herein for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, the Liquidation Trustee, the GUC Trustee, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan or Confirmation Order. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.F of the Plan. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III therein.

PLEASE TAKE FURTHER NOTICE that any interested party may review and download the Plan, the Confirmation Order and other related documents free of charge at http://www.bmcgroup.com/OSH or by requesting a paper copy by calling BMC Group, Inc., at (855) 529-6819.

Dated: February 24, 2013 Wilmington, Delaware	Respectfully submitted,
Stuart M. Brown (DE 4050) DLA PIPER LLP (US) 1201 North Market Street, Suite 2100 Wilmington, Delaware 19801 Telephone: (302) 468-5700 Facsimile: (302) 394-2341 Email: stuart.brown@dlapiper.com

-and-

Richard A. Chesley (IL 6240877)

Chun I. Jang (DE 4790)

Daniel M. Simon (IL 6297629)

DLA PIPER LLP (US)

203 N. LaSalle Street, Suite 1900

Chicago, Illinois 60601

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Email: richard.chesley@dlapiper.com

           chun.jang@dlapiper.com

           daniel.simon@dlapiper.com

ATTORNEYS FOR DEBTORS AND DEBTORS-IN- POSSESSION